                                                                      EXHIBIT 16







                                                                   June 21, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of GSL Holdings, Inc. pertaining to our firm included under Item 4 of Form 8-K dated June 17, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Kenny H. Lee CPA Group, Inc.

KENNY H. LEE CPA GROUP, INC.